Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:
FutureFuel Corp.	Lippert/Heilshorn & Associates, Inc.
Lee E. Mikles, CEO	Jody Cain (Jcain@lhai.com)
(805) 565-9800 www.futurefuelcorporation.com	(310) 691-7100

FutureFuel to Hold Second Quarter 2011 Financial Results Conference Call on August 10

CLAYTON, Mo. (August 2, 2011) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced that it will release second quarter 2011 financial results after market close on Tuesday, August 9, 2011.  FutureFuel management will host an investment-community conference call on Wednesday, August 10, 2011, beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss financial results and provide a corporate update.

Individuals interested in participating in the conference call may do so by dialing (800) 232-9476 for domestic callers, or (706) 679-2538 for international callers.  Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the company’s website at www.futurefuelcorporation.com.

A webcast replay will be available on the FutureFuel website for 90 days.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering reservation code.  88092525.

About FutureFuel
FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products.  In its chemicals business, it manufactures specialty chemicals for specific customers (custom manufacturing) as well as multi-customer specialty chemicals (performance chemicals).  Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company.  The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications.  In its biofuels segment, the company predominantly produces biodiesel.  Visit www.futurefuelcorporation.com for more information on FutureFuel.

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